EXHIBIT 4.5

RESALE REGISTRATION RIGHTS AGREEMENT

Resale Registration Rights Agreement (this “Agreement”), dated                            , between Vertex Pharmaceuticals Incorporated, a Massachusetts corporation (together with any successor entity, the “Issuer”), and                           (the “Investor”).

Pursuant to the Exchange Agreement, dated                        , between the Issuer and the Investor (the “Exchange Agreement”), the Issuer has agreed to issue                   restricted shares (the “Shares”) of common stock, par value $0.01 per share, of the Issuer (the “Common Stock”) to Investor in exchange for $                 principal amount of 5 3/4% Convertible Senior Subordinated Notes due 2011. In connection with the exchange, the Issuer has agreed to provide the registration rights set forth in this Agreement.

The parties hereby agree as follows:

1.             DEFINITIONS.  As used in this Agreement, the following capitalized terms shall have the following meanings:

AGREEMENT: As defined in the preamble hereto.

BUSINESS DAY: A day other than a Saturday or Sunday or any federal holiday in the United States.

COMMISSION: Securities and Exchange Commission.

COMMON STOCK: As defined in the preamble hereto.

EFFECTIVENESS PERIOD: As defined in Section 2(ii) hereof.

EXCHANGE ACT: Securities Exchange Act of 1934, as amended.

ISSUER: As defined in the preamble hereto.

PERSON: An individual, partnership, corporation, unincorporated organization, trust, joint venture or a government or agency or political subdivision thereof.

PROSPECTUS: The prospectus included in a Shelf Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

SECURITIES ACT: Securities Act of 1933, as amended.

SHELF REGISTRATION STATEMENT: As defined in Section 2(i) hereof.

SUSPENSION PERIOD: As defined in Section 4(b)(i) hereof.

TRANSFER RESTRICTED SECURITIES: Each Share until the earlier of:

(i)            the date on which such Share has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement;

(ii)           the earlier of (i) the date on which such Share is transferred in compliance with Rule 144 under the Securities Act or may be sold or transferred pursuant to Rule 144(k) under the Securities Act (or any other similar provision then in force) or (ii)                     ; or

(iii)          the date on which such Share ceases to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise).

2.             SHELF REGISTRATION.

The Issuer shall:

(i)            not later than                         , cause to be filed an automatic shelf registration statement, as defined in Rule 405 under the Securities Act (the “Shelf Registration Statement”), which Shelf Registration Statement shall, among other things, provide for resales of all Transfer Restricted Securities held by the Investor (it being understood that the Shelf Registration Statement may include other securities of the Issuer with respect to registration rights have been granted in connection with other exchanges);

(ii)           use its best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 3(b) hereof to the extent necessary to ensure that (A) it is available for resales by the Investor of Transfer Restricted Securities entitled to the benefit of this Agreement and (B) conforms with the requirements of this Agreement and the Securities Act and the rules and regulations of the Commission promulgated thereunder as announced from time to time for a period (the “Effectiveness Period”) of:

(1)           up to                        ; or

(2)           such shorter period that will terminate when (X) the Investor is able to sell all Transfer Restricted Securities immediately without restriction pursuant to Rule 144(k) under the Securities Act or any successor rule thereto, (Y) when all Transfer Restricted Securities have ceased to be outstanding (whether as a result of repurchase and cancellation or otherwise) or (Z) all Transfer Restricted Securities registered under the Shelf Registration Statement have been sold.

3.             REGISTRATION PROCEDURES.

(a)           In connection with the Shelf Registration Statement, the Issuer shall comply with all the provisions of Section 3(b) hereof and shall use its commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto, shall as expeditiously as possible prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Securities Act.

(b)           In connection with the Shelf Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities, the Issuer shall:

(i)            Subject to any notice by the Issuer in accordance with this Section 3(b) of the existence of any fact or event of the kind described in Section 4(b)(iii)(D), use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective during the Effectiveness Period. Upon the occurrence of any event that would cause the Shelf Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not be effective and usable for resale of Transfer Restricted Securities during the Effectiveness Period, the Issuer shall file promptly an appropriate amendment to the Shelf Registration Statement or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its commercially reasonable efforts to cause any such amendment to be declared effective and the Shelf Registration Statement and the related Prospectus to become usable for their intended purposes as soon as practicable thereafter. Notwithstanding the foregoing, the Issuer may suspend the effectiveness of the Shelf Registration Statement by written notice to the Investor for a period not to exceed an aggregate of 45 days in any 90-day period (each such period, a “Suspension Period”) if:

(x)            an event occurs and is continuing as a result of which the Shelf Registration Statement would, in the Issuer’s reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

(y)           the Issuer reasonably determines that the disclosure of such event at such time would have a material adverse effect on the business of the Issuer (and its subsidiaries, if any, taken as a whole);

PROVIDED that in the event the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the Issuer’s ability to consummate such transaction, the Issuer may extend a Suspension Period from 45 days to 60 days; PROVIDED, HOWEVER, that Suspension Periods shall not exceed an aggregate of 90 days in any 360-day period.

(ii)           Prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective during the Effectiveness Period; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424, 430A and 430B under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in the Shelf Registration Statement or Prospectus supplement.

(iii)          Advise the Investor promptly:

(A)          with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective, and when the Prospectus or any Prospectus supplement or post-effective amendment has been filed,

(B)           of any request by the Commission for amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto,

(C)           of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, or

(D)          of the existence of any fact or the happening of any event, during the Effectiveness Period, that makes any statement of a material fact made in the Shelf Registration Statement or the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein not misleading.

If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Issuer shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(iv)          Furnish to the Investor, at least two Business Days before filing with the Commission, a copy of the Shelf Registration Statement and copies of any Prospectus included therein or any amendments or supplements to the Shelf Registration Statement or Prospectus (other than documents incorporated by reference after the initial filing of the Shelf Registration Statement).

(v)           Make available at reasonable times for inspection by the Investor and any attorney or accountant retained by the Investor, all financial and other records, pertinent corporate documents and properties of the Issuer as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the Issuer’s officers, directors, managers and employees to supply all information reasonably requested by any such representative or representatives of the Investor, attorney or accountant in connection with the Shelf Registration Statement after the filing thereof and before its effectiveness; PROVIDED, HOWEVER, that any information designated by the Issuer as confidential at the time of delivery of such information shall be kept confidential by the recipient thereof.

(vi)          If requested by the Investor, promptly incorporate in the Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as the Investor may reasonably request to have included therein, including, without limitation: (1) information relating to the “Plan of Distribution” of the Transfer Restricted Securities, and (2) any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after the Issuer is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment. Notwithstanding the foregoing, following the effective date of the Shelf Registration Statement, the Issuer shall not be required to file more than one such supplement or post-effective amendment to reflect changes in the amount of Transfer Restricted Securities held by the Investor at the request of such Investor in any 30-day period.

(vii)         Furnish to the Investor without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto (and any documents incorporated by reference therein or exhibits thereto (or exhibits incorporated in such exhibits by reference) as the Investor may request).

(viii)        Deliver to the Investor, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as the Investor reasonably may request; subject to any notice by the Issuer in accordance with this Section 3(b) of the existence of any fact or event of the kind described in Section 3(b)(iii)(D), the Issuer hereby consents to the use of the Prospectus and any amendment or supplement thereto by the Investor, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto.

(ix)           Cooperate with the Investor to facilitate the timely preparation and d2elivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends (unless required by applicable securities laws); and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Investor may request at least two Business Days before any sale of Transfer Restricted Securities made by the Investor.

(x)            Use its commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Shelf Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities.

(xi)           Subject to Section 3(b)(i) hereof, if any fact or event contemplated by Section 3(b)(iii)(D) hereof shall exist or have occurred, use its reasonable commercially reasonable efforts to prepare a supplement or post-effective amendment to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(xii)          Provide CUSIP numbers for all Transfer Restricted Securities not later than the effective date of the Shelf Registration Statement.

(xiii)         Otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and all reporting requirements under the rules and regulations of the Exchange Act.

(c)           The Investor agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Issuer of the existence of any fact of the kind described in Section 3(b)(iii)(D) hereof, the Investor will discontinue disposition of Transfer Restricted Securities pursuant to the Shelf Registration Statement, and hold the content of such notice from the Issuer in confidence, until:

(i)            the Investor has received copies of the supplemented or amended Prospectus contemplated by Section 3(b)(viii) hereof; or

(ii)           the Investor is advised in writing by the Issuer that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.

If so directed by the Issuer, the Investor will deliver to the Issuer all copies, other than permanent file copies then in the Investor’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice of suspension.

(d)           (1) The Investor shall furnish to the Issuer in writing such information regarding the Investor and the proposed distribution by the Investor of its Transfer Restricted Securities as the Issuer may reasonably request for use in connection with the Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. The Investor shall promptly furnish to the Issuer in writing such other information as the Issuer may from time to time reasonably request in writing. The Investor agrees to furnish promptly to the Issuer all information required to be disclosed in order to make information previously furnished to the Issuer by the Investor not materially misleading. The Issuer shall take action so that the Investor is permitted to deliver the Prospectus forming a part thereof as of such time to purchasers of the Investor’s Transfer Restricted Securities in accordance with applicable law.

4.             REGISTRATION EXPENSES.

(a)           All expenses incident to the Issuer’s performance of or compliance with this Agreement shall be borne by the Issuer regardless of whether a Shelf Registration Statement becomes effective, including, without limitation:

(i)            all registration and filing fees and expenses;

(ii)           all fees and expenses of compliance with federal securities and state Blue Sky or securities laws;

(iii)          all expenses of printing (including printing of Prospectuses, messenger and delivery services and telephone;

(iv)          all fees and disbursements of counsel to the Issuer;

(v)           all application and filing fees in connection with listing (or authorizing for quotation) the Common Stock on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

(vi)          all fees and disbursements of independent certified public accountants of the Issuer (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Issuer shall bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal, accounting or other duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Issuer.

5.             INDEMNIFICATION AND CONTRIBUTION.

(a)           The Issuer agrees to indemnify and hold harmless the Investor and each Person, if any, who controls the Investor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Issuer by the Investor expressly for use in a Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

(b)           The Investor agrees to indemnify and hold harmless the Issuer, and each Person, if any, who controls the Issuer, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 5(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any Shelf Registration Statement (or any amendment or supplement thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to the Investor furnished to the Issuer by the Investor expressly for use in the Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); PROVIDED, HOWEVER, that the Investor shall not be liable for any claims hereunder in excess of the amount of net proceeds received by the Investor from the sale of Transfer Restricted Securities pursuant to such Shelf Registration Statement.

(c)           Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; PROVIDED, HOWEVER, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

For purposes of this Section 5, each Person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Investor, and each director of the Issuer, and each Person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Issuer.

6.             MISCELLANEOUS.

(a)           NO INCONSISTENT AGREEMENTS. The Issuer will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Investor in this Agreement or otherwise conflicts with the provisions hereof.

(b)           AMENDMENTS AND WAIVERS. This Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Issuer has obtained the written consent of the Investor.

(c)           NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

(i)            if to the Investor:

(ii)           if to the Issuer:

Vertex Pharmaceuticals Incorporated 130 Waverly Street Cambridge, Massachusetts 02139 Attention: Investor Relations/General Counsel

With a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center Boston, Massachusetts 02111

Attention: Michael Fantozzi, Esq.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

(d)           SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, PROVIDED, HOWEVER, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of the Investor unless and to the extent such successor or assign acquired Transfer Restricted Securities from the Investor. If any transferee of the Investor shall acquire Transfer Restricted Securities, in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

(e)           COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f)            HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g)           GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the law of the Commonwealth of Massachusetts, without regard to conflict of laws principles thereof.

(h)           SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(i)            ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Issuer with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

VERTEX PHARMACEUTICALS INCORPORATED

By:	/s/ Joshua S. Boger
Name: Joshua S Boger
Title: Chairman, President and Chief Executive Officer

Investor

By:

Schedule of Stockholders Signing this Form of Resale Registration Rights Agreement

Name	Agreement and Exchange Agreement Date (2005)	Shares	Notes	Registration Statement Effective Date (2005)	Registration Statement Termination Date	Address
Salomon Brothers Capital and Income Fund Inc.	November 28	63,900	900,000	December 8	September 17, 2006	Salomon Brothers Capital and Income Fund Inc. c/o Citigroup Asset Management 300 First Stamford Place, 4th Floor Stamford, CT 06902 Attention: Thomas C. Mandia, Assistant Secretary Fax: 203-890-7068
Smith Barney Income Funds—SB Capital and Income Fund	November 28	284,000	4,000,000	December 8	September 17, 2006

Smith Barney Income Funds—SB Capital and Income Fund
c/o Citigroup Asset Management
300 First Stamford Place, 4th Floor
Stamford, CT 06902
Attention: Thomas C. Mandia,
Assistant Secretary
Fax: 203-890-7068

Delaware Street Capital Master Fund, L.P.	November 28	213,000	3,000,000	December 8	September 17, 2006	Delaware Street Capital Master Fund, L.P. c/o DSC Advisors, L.P. Attn: Zachary Kempton, Financial Controller 900 N. Michigan Avenue, Suite 1900 Chicago, IL 60611
Pioneer High Yield Fund	November 28	4,029,747	56,757,000	December 8	December 1, 2007	c/o Pioneer Investment Management, Inc. 60 State Street Boston, Massachusetts 02109 Attention: General Counsel Fax: 617-422-4223
Pioneer High Yield VCT Portfolio	November 28	28,400	400,000	December 8	December 1, 2007	c/o Pioneer Investment Management, Inc. 60 State Street Boston, Massachusetts 02109 Attention: General Counsel Fax: 617-422-4223
Pioneer U.S. High Yield Corporate Bond	November 28	136,320	1,920,000	December 8	December 1, 2007	c/o Pioneer Investment Management, Inc. 60 State Street Boston, Massachusetts 02109 Attention: General Counsel Fax: 617-422-4223
UBS Securities LLC	November 28	394,263	5,553,000	December 8	September 17, 2006	UBS Securities LLC Convertible Bond Desk, 6th Floor 677 Washington Blvd. Stamford, CT 06901 Attention: Alfonso Pineres
Wolverine Convertible Arbitrage Fund Limited	December 13	106,500	1,500,00	December 29	September 17, 2006	c/o Wolverine Asset Management, LLC 175 West Jackson, Suite 200 Chicago, IL 60604 Facsimile: 312-884-3831
Quattro Fund, Ltd., Quattro Multi-Strategy Master Fund, LP, and Institutional Benchmark Series (Master Feeder) Limited in Respect of Electra Series	December 20	426,000	6,000,000	January 6, 2006	September 17, 2006	Quattro Global Capital, LLC 546 Fifth Avenue Nineteenth Floor New York, NY 10036 Facsimile: 212-201-8778